UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2010

United Mortgage Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-32409	75-6493585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Grapevine, Texas 76051
(Address of principal executive offices) (Zip Code)

(214) 237-9305
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 9, 2010, United Mortgage Trust (the “Registrant”) held its 2010 Annual Meeting of Shareholders. At the meeting, the Registrant’s shareholders voted on the following two proposals: (i) the election of five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2011 or until such trustees’ successors are duly elected and qualified; and (ii) the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The two proposals are described in detail in the Registrant’s definitive proxy statement, dated April 30, 2010, as filed on Schedule 14A on April 30, 2010.

Both of the proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five trustees to serve until the Registrant’s Annual Meeting of Shareholders to be held in 2011 or until such trustees’ successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld
Charles M. Gillis	2,893,934	93,304
Michele A. Cadwell	2,893,434	93,804
Phillip K. Marshall	2,911,049	76,189
Roger C. Wadsworth	2,914,086	73,152
Leslie Wylie	2,913,586	73,652

No broker non-votes were cast in the election of trustees.

Proposal 2. To ratify the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Shares For	Shares Against	Shares Abstained
3,115,002	54,172	65,995

No broker non-votes were cast in the ratification of the selection of Whitley Penn LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Mortgage Trust

Dated:  June 14, 2010                                                      By:   /s/ Stuart Ducote
         Stuart Ducote
         President